Exhibit 99.1
KEYSPAN
                                                                           NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                       For Immediate Release


Contacts:         Investors                                Media Relations
                  George Laskaris                          Ed Yutkowitz
                  718.403.2526                             718.403.2523


                 KeySpan Announces Strong Third Quarter Results
                  Nine Month Core Results 8% Ahead of Last Year
            Electric Business Delivers Excellent Reliable Performance
            ---------------------------------------------------------


Brooklyn, New York, November 4, 2005 - KeySpan Corporation (NYSE: KSE) announced consolidated GAAP earnings from continuing operations, less preferred stock dividends, of $0.13 per share or $22.6 million for the third quarter of 2005, compared to a loss of $0.19 per share or $30.1 million for the same period last year. These results reflect the strong performance of our core businesses and exceed consensus. The quarterly results of $0.13 per share were significantly improved over core earnings of $0.03 per share in 2004. Last year's core results exclude the impact from non-core operations, asset sales and special items, detailed in a table at the end of this release. These excellent third quarter results were driven by the strong performance of the electric services segment, as well as lower financing costs and efficient expense management.

For the nine month period ended September 30, 2005, KeySpan reported consolidated GAAP earnings from continuing operations, less preferred stock dividends, of $275.0 million or $1.63 per share, compared to $345.0 million or $2.15 per share for the same period last year. Year to date, core operations realized $1.67 per share, compared to $1.55 per share last year, an increase of 8%.

Discontinued operations, representing the mechanical contracting companies disposed of in the first quarter of 2005, reflected a loss of $1.8 million or $0.01 per share for the nine months ended September 30, 2005, compared to a loss of $86.6 million or $0.54 per share last year.

"I am pleased with the excellent performance of our core gas and electric businesses. Third quarter performance was driven by the strong results of our electric business which are up 35% over last year. During this peak summer period, our generation plants had availability well in excess of 95% as we experienced weather which was 50% warmer than last year," said Robert B. Catell, Chairman and Chief Executive Officer. "The organic growth of the gas distribution business continued unabated with the addition of over 28,000 new customers and oil-to-gas conversions year-to-date. We are on target to achieve our new gross profit margin goal of close to $50 million. In addition, the strength of our balance sheet affords us the opportunity to actively pursue new investment opportunities."

Segment Highlights

Results in 2005 and 2004 are reported on an Operating Income basis as follows:

-------------------------------------------------------------- ------------ ------------- ------------ ------------
                                                                    3rd          3rd           YTD           YTD
           Operating Income / (Loss) [$ millions]                 Quarter      Quarter        2005          2004
           --------------------------------------                  2005          2004
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Gas Distribution                                                     (45.5)        (23.6)       376.8        391.1
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Electric Services                                                    149.6         111.2        266.3        226.3
----------------------------------------------------------------------------------------- -------------------------
Energy Investments
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     Houston Exploration                                                 -           9.8            -        130.8
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     E&P Ceiling Test Writedown                                          -             -            -        (48.2)
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     KeySpan Canada                                                      -           1.4            -         12.3
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     Other Energy Investments                                          4.7           5.2         16.6         13.4
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     Total Energy Investments                                          4.7          16.4         16.6        108.3
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Services
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     Energy Services Operations                                       (1.1)         (4.9)        (6.7)       (28.4)
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     Goodwill Impairment                                                 -         (14.4)           -        (14.4)
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     Total Energy Services                                            (1.1)        (19.3)        (6.7)       (42.8)
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Segments                                             107.7          84.7        653.0        682.9
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Other                                                                 (4.9)          2.9         (8.3)        14.5
                                                                      -----          ---         -----        ----
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Income                                               102.8          87.6        644.7        697.4
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Income excluding                                     102.8          90.8        644.7        616.9
sold entities and special items
-------------------------------------------------------------- ------------ ------------- ------------ ------------

  Notes:
- Operating Income in the Energy Investments segment for 2004 reflects 100% of KeySpan's interest in Houston Exploration for the five months ended May 31, and four months of equity earnings for KeySpan's 23.5% interest in Houston Exploration.

- Operating Income in the Energy Investments segment for 2004 reflects 100% of KeySpan's interest in its Canadian subsidiaries for the three months ended March 31, and six months of equity earnings for KeySpan's 25% interest in its Canadian subsidiaries.

Operating income increased by 13% to $102.8 million for the third quarter compared to last year. The main driver of this quarter's results was the electric services business, which benefited from excellent reliability of the generating plants, fuel price spreads, and weather which was 50% warmer than last year. This helped offset the seasonal losses of the gas distribution segment. Year to date, operating income was up 5% or $27.8 million to $644.7 million, compared to $616.9 million for the same period last year. This year-over-year increase was primarily due to the warmer weather, effective maintenance programs and reliable performance of the generation units, as well as the added capacity of 250 MW at the New York City Ravenswood generating station, which went into commercial operation in the second quarter of last year. In addition, the energy services segment improved due to enhanced profit margins and lower expenses. These results exclude non-core operations, asset sales and special items.

Key Operating Income Drivers by Segment

o Our Gas Distribution segment, which serves New York City, Long Island and New England, reported an expected seasonal operating income loss of $45.5 million for the third quarter, compared to a loss of $23.6 million last year. Year-to-date results of $376.8 million were down $14.3 million or 4% over the same period last year. These results were impacted by a higher provision for uncollectible accounts of $8 million for the quarter and $20 million year-to-date, due to substantially higher gas costs and collection experience. These results also reflect weather which was 1.6% warmer than last year in New York and 2.3% colder than last year in New England. During the first nine months of 2005, KeySpan completed more than 28,000 gas installations, which will add over $31 million in new gross profit margin. The Company has played a proactive role in hedging gas supply through gas storage, financial hedges, and long-term transportation contracts, which should help mitigate the pricing impact on customer bills by approximately $500 million.

o The Electric Services segment owns and operates generation in the New York City and Long Island "load pockets" and also manages the Long Island Power Authority's transmission and distribution system under long-term contracts. This segment reported operating income of $149.6 million for the third quarter, an increase of $38.4 million or 35% over the similar period last year. This result was driven by both weather which was 50% warmer than last year, as well as higher energy margins, which benefited from the price differential between the oil and gas fuels used at the Ravenswood Generating Station. Year-to-date operating income of $266.3 million was up $40 million over last year, primarily resulting from increased revenues of $56.3 million due to the warmer summer weather in the third quarter and the added generation capacity at Ravenswood.

o The Energy Investments segment is comprised of the Company's Seneca Upshur gas exploration and production operations in West Virginia, as well as complementary investments in natural gas pipelines, storage, and other energy-related projects. The operating income for the first nine months of this year increased by $3.2 million, from $13.4 million to $16.6 million. These results were primarily driven by Seneca Upshur operating income and higher earnings from our investment in the Iroquois pipeline.

o The Energy Services segment includes companies that provide energy related services to homes and businesses in the New York City and Boston metropolitan areas. This segment reported an operating loss of $1.1 million for the third quarter of 2005, a substantial improvement over the loss of $4.9 million last year. Year-to-date, performance also improved from a loss of $28.4 million to a loss of $6.7 million. The improved performance primarily reflects an increase in gross profit margin and lower operating expenses. These results exclude the 2004 goodwill impairment charge associated with continuing operations.

Financial Update

As a result of the strengthening of the balance sheet, the Company achieved quarterly interest expense savings of $21 million, which was 24% lower than the same period last year. KeySpan successfully decreased the level of long-term debt outstanding at the end of the third quarter of 2005 to $3.9 billion, as compared to $4.4 billion at the end of last year, a reduction of approximately $500 million or 11%. This brings the Company's debt-to-total-capitalization ratio to 49.1%, as compared to 57.4% at the end of 2004, clearly reinforcing its credit rating and low business risk profile.

The Company declared a quarterly common stock dividend of $0.455 per share, paid on November 1, 2005, to shareholders of record as of October 12, 2005. This is the Company's 30th consecutive quarter of paying a dividend, building upon its long-standing commitment of dividend payments to its shareholders. The annual dividend rate of $1.82 per share, increased in the first quarter of 2005, provides a yield to shareholders currently of over 5%.

2005 Earnings Outlook

KeySpan's 2005 earnings guidance remains at $2.30 to $2.40 per share, as announced in December 2004, excluding special items. This guidance includes the dilutive effect of the conversion of the MEDS Equity Units in May 2005. The Company's earnings forecast may vary significantly during the year due to, among other things, changing energy market conditions and weather.

"The strength and balance of KeySpan's businesses once again allowed us to achieve a solid performance in this quarter," said Mr. Catell. "Our electric business performed admirably, and we are delighted with the continued growth in the gas business despite higher gas prices. We are confident that 2005 will be another successful year for the Company."

Below  is  a  description  of  the  items   discussed  in  this  release  and  a
reconciliation to consolidated earnings.
-------------------------------------------------- ---------------------------------- -----------------------------------
                                                                 2005                                2004
-------------------------------------------------- -------------- ------------------- --------------- -------------------
 Reconciliation of                                   (millions)      Earnings per        (millions)      Earnings per
   GAAP Earnings                                                       share                                 share
-------------------------------------------------- -------------- ------------------- --------------- -------------------
GAAP Earnings for Common Stock                        $275.0            $1.63            $345.0             $2.15
Year-to-Date
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------- ---------------------------------- -----------------------------------
                                                           3rd Quarter 2005                    3rd Quarter 2004
Item Description
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Earnings Contribution from Non-Core
Operations (Houston Expl. & Canada)                      -                -                $6.9             $0.04
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Debt Redemption Premiums                                 -                -              $(29.3)           $(0.18)
-------------------------------------------------- -------------- ------------------- --------------- -------------------
                                                         -                -              $(12.6)           $(0.08)
Goodwill Impairment
-------------------------------------------------- -------------- ------------------- --------------- -------------------
  Total for the 3rd Quarter                              -                -              $(35.0)           $(0.22)
-------------------------------------------------- -------------- ------------------- --------------- -------------------
-------------------------------------------------- ---------------------------------- -----------------------------------
                                                           2nd Quarter 2005                    2nd Quarter 2004
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Earnings Contribution from Non-Core Operations
(Houston Expl. & Canada)                                 -                -               $22.7             $0.14
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Sale of Houston Exploration (31%)                        -                -              $150.1             $0.94
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Deferred Tax Provision on Remaining
Houston Exploration investment                           -                -              $(44.1)           $(0.28)
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Sale of KeySpan Canada                                   -                -               $10.1             $0.06
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Ceiling Test Writedown in E&P                            -                -              $(31.1)           $(0.19)
-------------------------------------------------- -------------- ------------------- --------------- -------------------
  Total for the 2nd Quarter                              -                -              $107.7             $0.67
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------- ---------------------------------- -----------------------------------
                                                           1st Quarter 2005                    1st Quarter 2004
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Earnings Contribution from Non-Core
Operations (Houston Expl. & Canada)                      -                -               $23.8             $0.15
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Debt Redemption Premiums                              $(6.8)           $(0.04)              -                 -
-------------------------------------------------- -------------- ------------------- --------------- -------------------
  Total for the 1st Quarter                           $(6.8)           $(0.04)            $23.8             $0.15
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Total for Year-to-Date                                $(6.8)           $(0.04)            $96.4             $0.60
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Earnings Year-to-Date
excluding above Items                                $281.8             $1.67            $248.6             $1.55
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Discontinued Operations (YTD for
Energy Services mechanical                            $(1.8)           $(0.01)           $(86.6)           $(0.54)
contracting companies)
-------------------------------------------------- -------------- ------------------- --------------- -------------------

--------------------------------------------------------------------------------
Investors are invited to listen to the KeySpan Corporation 2005 3rd Quarter Earnings Conference Call on:

Friday, November 4, 2005, at 10:30 AM (EST)

Live Dial-In Number: 888-552-7850
International Dial-In Number: (706) 645-9166

Replay will begin two hours after completion of the call until 11/9/05 Replay Dial In: 800-642-1687
International Replay: 706-645-9291
Conference ID: 9563648
Audio webcast available at http://investor.keyspanenergy.com
--------------------------------------------------------------------------------
A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the largest distributor of natural gas in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.


Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                               KaySpan Corporation
                        Consolidated Statement of Income

------------------------------------------------------------------------------------------------------------------------------------
                                                              Three Months Ended Sept. 30,           Nine Months Ended Sept. 30,
(In Millions of Dollars, Except Per Share Amounts)            2005                2004                2005                2004
------------------------------------------------------------------------------------------------------------------------------------
Revenues
     Gas Distribution                                      $   629.6          $   419.2           $ 3,476.1            $ 3,023.4
     Electric Services                                         619.9              503.9             1,488.9              1,296.8
     Energy Services                                            45.4               43.7               134.1                129.7
     Houston Exploration                                          -                   -                   -                268.1
     Energy Investments                                         8.2                 8.8                27.0                 46.0
                                                      ------------------------------------------------------------------------------
Total Revenues                                              1,303.1               975.5             5,126.1              4,763.9
                                                      ------------------------------------------------------------------------------
Operating Expenses
     Purchased gas for resale                                 395.7               186.6             2,206.1              1,776.3
     Fuel and purchased power                                 254.6               176.0               546.9                408.0
     Operations and maintenance                               364.3               344.8             1,143.3              1,143.1
     Depreciation, depletion and amortization                  92.1               107.2               295.8                467.4
     Operating taxes                                           97.1                89.5               303.0                302.1
                                                      ------------------------------------------------------------------------------
Total Operating Expenses                                    1,203.8               904.1             4,495.1              4,096.9
Income from equity investments                                  2.5                16.2                12.5                 30.3
Sale of assets                                                  1.0                   -                 1.2                    -
                                                      ------------------------------------------------------------------------------
Operating Income                                              102.8                87.6               644.7                697.4
                                                      ------------------------------------------------------------------------------
Other Income and (Deductions)
     Interest charges                                         (67.4)              (88.3)             (200.1)              (260.8)
     Gain on sale of investments                                  -                   -                 4.1                172.9
     Cost of debt redemption                                      -               (45.9)              (20.9)               (45.9)
     Minority interest                                         (0.2)                  -                (0.3)               (37.0)
     Other                                                     (3.6)                4.1                 9.7                 25.9
                                                      ------------------------------------------------------------------------------
Total Other Income and (Deductions)                           (71.2)              (130.1)            (207.5)              (144.9)
                                                      ------------------------------------------------------------------------------
Income Taxes
     Current                                                  (25.8)              (171.8)             119.0                 (7.6)
     Deferred                                                  34.7                158.1               41.0                210.8
                                                      ------------------------------------------------------------------------------
Total Income Taxes                                              9.0                (13.7)             160.0                203.2
                                                      ------------------------------------------------------------------------------
Earnings (loss) from continuing operations                     22.6                (28.8)             277.2                349.3
Discontinued Operations
    Loss from discontinued operations, net of tax                 -                (87.0)              (4.1)               (86.6)
    Gain on disposal, net of tax                                  -                    -                2.3                    -
                                                      ------------------------------------------------------------------------------
Loss from discontinued operations                                 -                (87.0)              (1.8)               (86.6)
                                                      ------------------------------------------------------------------------------
Net Income (loss)                                              22.6               (115.8)             275.4                262.7
Preferred stock dividend requirements                             -                  1.3                2.2                  4.3
                                                      ------------------------------------------------------------------------------
Earnings (loss) for Common Stock                           $   22.6           $   (117.1)         $   273.2            $   258.4
                                                      ==============================================================================
Basic Earnings (loss) Per Share:
  Continuing Operations,
         less preferred stock dividends                    $   0.13           $    (0.19)         $    1.63            $    2.15
  Discontinued Operations                                         -                (0.54)             (0.01)               (0.54)
                                                      ------------------------------------------------------------------------------
Basic Earnings (loss) Per Share                            $   0.13           $    (0.73)         $    1.62            $    1.61
                                                      ==============================================================================
Diluted Earnings (loss) Per Share
  Continuing Operations,
         less preferred stock dividends                    $   0.13           $   (0.19)          $    1.62            $    2.14
  Discontinued Operations                                         -               (0.54)              (0.01)               (0.54)
                                                      ------------------------------------------------------------------------------
Diluted Earnings (loss) Per Share                          $   0.13           $   (0.73)          $    1.61            $    1.60
                                                      ==============================================================================
Average Common Shares Outstanding (000)                     174,332             160,357             168,465              160,139
Average Common Shares Outstanding - Diluted (000)           175,238             161,346             169,403              161,091
------------------------------------------------------------------------------------------------------------------------------------


                               Segment Information
                      Three Months Ended September 30, 2005
                            (In Millions of Dollars)

                                                                                             Total
 (In Millions of Dollars,            Gas            Electric        Energy       Energy     Operating      Recon-          Total
 Except Per Share Amounts)       Distribution       Services      Investments   Services    Segments      ciliations   Consolidation
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues               629.6          619.9            8.2          45.4      1,303.1            -         1,303.1
 Intersegment Revenues                   -              -            3.7           1.7          5.4         (5.4)              -
                                ----------------------------------------------------------------------------------------------------
                                     629.6          619.9           11.9          47.1      1,308.5         (5.4)        1,303.1
                                ----------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                       399.8           (0.3)             -             -        399.5         (3.8)          395.7

 Purchased Fuel                          -          254.5            0.1             -        254.6            -           254.6

 Operations and Maintenance          162.9          150.6            6.9          45.9        366.3         (2.0)          364.3

 Depreciation, Depletion and
  Amortization                        63.5           21.5            1.7           1.9         88.6          3.5            92.1

 Operating Taxes                      48.9           45.1            1.0           0.4         95.4          1.7            97.1

                                ----------------------------------------------------------------------------------------------------
 Total  Operating Expenses           675.1          471.3            9.7          48.2      1,204.4         (0.6)        1,203.8
                                ----------------------------------------------------------------------------------------------------

 Income From Equity Investments          -              -            2.5             -          2.5            -             2.5

 Gain (Loss) on Sale of Assets           -            1.0              -             -          1.0            -             1.0

                                ----------------------------------------------------------------------------------------------------
 Operating Income                    (45.5)         149.6            4.7          (1.1)       107.7         (4.9)          102.8
                                ====================================================================================================


                               Segment Information
                      Three Months Ended September 30, 2004
                            (In Millions of Dollars)


                                                            Energy Investments
                                                        --------------------------
                                                                                                Total
 (In Millions of Dollars,          Gas      Electric    Houston        Other       Energy     Operating    Recon-         Total
 Except Per Share Amounts)    Distribution  Services   Exploration   Investments  Services     Segments   ciliations   Consolidation
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues             419.2     503.9                       8.7        43.7         975.5                       975.5
 Intersegment Revenues                 -         -           -           1.3         2.9           4.2         (4.2)             -
                              ------------------------------------------------------------------------------------------------------
                                   419.2     503.9           -          10.0        46.6         979.7         (4.2)         975.5
                              ------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                     186.6         -           -             -           -         186.6            -          186.6

 Purchased Fuel                        -     175.9           -           0.1           -         176.0            -          176.0

 Operations and Maintenance        148.8     153.7           -           6.9        49.0         358.4        (13.6)         344.8

 Depreciation, Depletion
   and Amortization                 63.4      21.6           -           2.0        16.5         103.5          3.7          107.2

 Operating Taxes                    44.0      41.5           -           0.8         0.4          86.7          2.8           89.5

                              ------------------------------------------------------------------------------------------------------
 Total  Operating Expenses         442.8     392.7           -           9.8        65.9         911.2         (7.1)         904.1
                              ------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                          -         -         9.8           6.4           -          16.2            -           16.2

                              ------------------------------------------------------------------------------------------------------
 Operating Income                  (23.6)    111.2         9.8           6.6       (19.3)         84.7          2.9           87.6
                              ======================================================================================================


                               Segment Information
                      Nine Months Ended September 30, 2005
                            (In Millions of Dollars)


                                                                                          Total
(In Millions of Dollars,              Gas          Electric      Energy        Energy     Operating      Recon-           Total
 Except Per Share Amounts)        Distribution     Services    Investments    Services    Segments     ciliations     Consolidation
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues               3,476.1       1,488.9        27.0          134.1     5,126.1            -             5,126.1
 Intersegment Revenues                     -           4.6         3.7            7.9        16.2        (16.2)                  -
                                 ---------------------------------------------------------------------------------------------------
                                     3,476.1       1,493.5        30.7          142.0     5,142.3        (16.2)            5,126.1
                                 ---------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                       2,214.9          (0.5)          -              -     2,214.4         (8.3)            2,206.1

 Purchased Fuel                            -         546.5         0.4              -       546.9            -               546.9

 Operations and Maintenance            519.7         480.8        18.6          141.8     1,160.9        (17.7)            1,143.3

 Depreciation, Depletion
  and Amortization                     207.4          67.5         4.9            5.7       285.5         10.3               295.8

 Operating Taxes                       157.3         133.9         2.8            1.2       295.2          7.8               303.0

                                 ---------------------------------------------------------------------------------------------------
 Total  Operating Expenses           3,099.3       1,228.2        26.7          148.7     4,502.9         (7.9)            4,495.1
                                 ---------------------------------------------------------------------------------------------------

 Income From Equity Investments            -             -        12.5              -        12.5            -                12.5

 Gain (Loss) on Sale of Assets             -           1.0         0.1              -         1.2            -                 1.2

                                 ---------------------------------------------------------------------------------------------------
 Operating Income                      376.8         266.3        16.6           (6.7)      653.0         (8.3)              644.7
                                 ===================================================================================================


                               Segment Information
                      Nine Months Ended September 30, 2004
                            (In Millions of Dollars)



                                                             Energy Investments
                                                         ------------------------
                                                                                                 Total
 (In Millions of Dollars,           Gas        Electric    Houston        Other      Energy    Operating    Recon-         Total
 Except Per Share Amounts)     Distribution    Services  Exploration   Investments  Services    Segments  ciliations   Consolidation
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues             3,023.4      1,296.8     268.1          46.0       129.7      4,763.9          -         4,763.9
 Intersegment Revenues                   -            -         -           3.8         8.3         12.2      (12.2)              -
                               -----------------------------------------------------------------------------------------------------
                                   3,023.4      1,296.8     268.1          49.8       138.0      4,776.1      (12.2)        4,763.9
                               -----------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                     1,776.3            -         -             -           -      1,776.3          -         1,776.3

 Purchased Fuel                          -        407.6         -           0.4           -        408.0          -           408.0

 Operations and Maintenance          489.4        472.9      40.0          29.1       159.1      1,190.5      (47.4)        1,143.1

 Depreciation, Depletion
  and Amortization                   207.1         65.6     104.6          58.0        20.5        455.8       11.6           467.4

 Operating Taxes                     159.4        124.4       5.6           2.3         1.2        292.9        9.2           302.1

                               -----------------------------------------------------------------------------------------------------
 Total  Operating Expenses         2,632.3      1,070.5     150.2          89.8       180.8      4,123.5      (26.7)        4,096.9
                               -----------------------------------------------------------------------------------------------------

 Income From Equity Investments          -            -      12.9          17.4           -         30.3          -            30.3

                               -----------------------------------------------------------------------------------------------------
 Operating Income                    391.1        226.3     130.8         (22.5)      (42.8)       682.9       14.5           697.4
                               =====================================================================================================



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